Exhibit 10.17

FIRST AMENDMENT TO LEASE AGREEMENT

This FIRST AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is entered into as of March 14, 2024 (“Effective Date”), by and between 10701 Idaho Owner, LLC, a Delaware limited liability company (“Landlord) and Faraday&Future Inc., a California corporation (“Tenant”).

RECITALS:

A.Landlord and Tenant are parties to that certain Lease Agreement dated as of October 19, 2023 (the “Lease”), under which Tenant currently leases from Landlord the Premises as more particularly set forth in the Lease. Performance of the obligations under the Lease are guaranteed by Faraday Future Intelligent Electric Inc., a Delaware corporation (the “Guarantor”).

B.As of the date hereof, Tenant is in Default in respect of payments of Rent to Landlord in an aggregate amount not less than $1,117,700.36 (which amount includes a credit for Tenant’s partial payment of $125,000 made on January 26, 2024) (the “Past Due Rent”) plus late fees, charges and default interest in respect of the Past Due Rent of $158,770.98 (the “Late Fees”).

C.On account of the Past Due Rent and Late Fees, Landlord properly made application to draw the Letter of Credit in full. Pursuant to the Lease, Tenant is required to replenish or provide a new Letter of Credit in the amount of $600,000.00.

D.Landlord and Tenant desire to amend certain provisions of the Lease, as more particularly set forth in this Amendment.

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1.Recitals Incorporated. The recitals set forth above are incorporated by this reference and shall be deemed terms and provisions hereof with the same force and effect as if fully set forth in this Section 1.

2.Defined Terms. Capitalized terms that are used but not defined in this Amendment shall be deemed to have the meanings given to such terms in the Lease.

3.Payment of Past Due Rent. In addition to all other amounts payable under the Lease, including Paragraph 3.1.B thereof, Tenant hereby agrees to make the following payments on the dates set forth below in respect of the Past Due Rent and Rent for the month of March 2024 (collectively, the “First Amendment Rent Payments”).

Date	Amount
March 25, 2024	$1,017,700.36
March 31, 2024	$720,140.17

To the extent that Tenant (i) timely pays in full and in cash the First Amendment Rent Payments pursuant to the schedule set forth above, Landlord covenants and agrees to, at its option and upon written notice to Tenant, either (x) replenish or provide a substitute Letter of Credit for Tenant in the amount of $600,000.00 or (y) utilize $600,000.00 of the First Amendment Rent Payments as an additional Security Deposit (the “Increase Security Deposit Election”) in which case Tenant shall not be required to replenish or otherwise provide a replacement Letter of Credit other than on account of any SD Application and (ii) timely pays in full and in cash the First Amendment Rent Payments pursuant to the schedule set forth above and all other amounts due and payable under the Lease (including those amounts that are first payable from and after the Effective Date), Landlord shall automatically be deemed to have waived any right to collect the Late Fees. To the extent that the Landlord exercises the Increase Security Deposit Election, notwithstanding anything in the Lease to the contrary, in no event shall the amount of the Security Deposit ever be less than $1,100,000.00 including on account of any SD Applications. Landlord and Tenant acknowledge and agree that in no event or circumstance shall the letter of credit or any renewal thereof or any proceeds thereof be (i) deemed to be or treated as a “security deposit” within the meaning of California Civil Code Section 1950.7, (ii) subject to the terms of such Section 1950.7, or (iii) intended to serve as a “security deposit” within the meaning of such Section 1950.7. The parties hereto (1) recite that the Letter of Credit is not intended to serve as a security deposit and such Section 1950. 7 and any and all other laws, rules and regulations applicable to security deposits in the commercial context (“Security Deposit Laws”) shall have no applicability or relevancy thereto and (2) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws.
4.Letter of Credit. If Landlord requests in writing that Tenant provide a substitute Letter of Credit instead of the Increase Security Deposit Election, within 2 days thereafter, Tenant shall provide evidence that it has repaid all obligations to the Letter of Credit provider on account of Landlord having drawn such Letter of Credit or that it has secured a substitute Letter of Credit in the amount of $600,000.00.
5.Acknowledgment of Prior Defaults. Tenant hereby acknowledges that Tenant failed to pay timely Base Rent and Additional Rent for the months of December 2023-February 2024. As of the date hereof, Tenant owes the sum of $1,117,700.36 (which amounts exclude late fees, interest, and attorneys’ fees and costs). Tenant hereby acknowledges that Landlord does not waive any rights to seek the full amount of the First Amendment Rent Payments as well as any other amounts due and owing under the Lease. Landlord reserves all rights to exercise its remedies should Tenant fail to make the payments hereunder or any other payment due and owing under the Lease, including without limitation by filing an unlawful detainer action against Tenant and/or a breach of Lease and Guaranty action against Tenant and Guarantor. Tenant hereby waives all defenses to an unlawful detainer action regarding the First Amendment Rent Payments and acknowledges that such waiver of defenses may be presented to a court of competent jurisdiction if Tenant fails to pay the First Amendment Rent Payments as set forth herein or any other amount due and owing under the Lease.

6.Release of Landlord. Tenant and its employees, agents, officers, directors, affiliates, members, and/or managers hereby release Landlord from any claims, disputes, crossclaims, counterclaims, right of setoff related to or arising out of the Lease as of the Effective Date, whether known or unknown. In entering into this Amendment, Tenant hereby acknowledges that it has read and understands Section 1542 of the California Civil Code, which states: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.” Tenant hereby expressly waives and relinquishes all rights and benefits under that section and any law or legal principle of similar effect in any jurisdiction with respect to the releases granted herein, including but not limited to the release of unknown and unsuspected claims.

7.Counterparts; Electronic Signatures. This Amendment may be executed in counterparts, each of which shall constitute an original, and all of which, when taken together, shall constitute one and the same instrument. This Amendment may be signed electronically (such as via DocuSign or similar software), and delivery by email of pdf copies of signatures will be deemed delivery of original signatures.

8.Entire Agreement. This Amendment and the Lease contain the entire agreement between Landlord and Tenant with respect to Tenant’s leasing of the Premises. Except for the Lease and this Amendment, no prior agreements or understandings with respect to the Premises shall be valid or of any force or effect.

9.Lease In Full Force and Effect. Except as modified by this Amendment, all of the terms, conditions, agreements, covenants, representations, warranties and indemnities contained in the Lease remain in full force and effect. This Amendment and the Lease shall be deemed to be, for all purposes, one instrument. In the event of any conflict between the terms and provisions of this Amendment and the terms and provisions of the Lease, the terms and provisions of this Amendment shall, in all instances, control and prevail.
(EXECUTION PAGE FOLLOWS)

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date first set forth above.

“LANDLORD”

10701 IDAHO OWNER, LLC
10701 IDAHO OWNER, LLC
By: Hanford REIT Associates, LLC, its sole member
By: Hanford REIT Investors, LLC, its managing member
By: Maritime Management, LLC, its Manager

By:	/s/ Richard. B Fried
Name:	Richard. B Fried
Title:	Authorized Signatory
Date of Signature:	March 14, 2024

“TENANT”

FARADAY & FUTURE, INC.

By:	/s/ Matthias Aydt
Name:	Matthias Aydt
Title:	Global Chief Executive Officer
Date of Signature:

APPROVED AND ACKNOWLEDGED BY:

“GUARANTOR”

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

By:	/s/ Matthias Aydt
Name:	Matthias Aydt
Title:	Global Chief Executive Officer
Date of Signature: